UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 28, 2026
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

50 Hawthorne Street
San Francisco, California 94105
(Address of principal executive offices)
(415) 930-7766
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On October 28, 2026, Dropbox, Inc. (“Dropbox” or the “Company”) announced that it expects its third quarter 2026 financial results to be in-line with or above its guidance ranges for revenue, constant currency revenue, and non-GAAP operating margin, previously provided in the investor supplement posted on the Company’s investors.dropbox.com website on August 6, 2026. These results are based on preliminary unaudited financial and other information, and subject to normal quarterly closing processes and accounting review. As previously announced, the Company is scheduled to report its third quarter 2026 financial results on Thursday, November 5, 2026.

Item 2.05	Costs Associated with Exit or Disposal Activities

On October 28, 2026, Dropbox announced a reduction of its global workforce by approximately 9% to align the Company’s investments and team structure with its top product and growth priorities and support its long-term strategy.

Dropbox estimates that the reduction in force will result in total cash expenditures of approximately $27 million to $33 million, primarily consisting of severance payments, employee benefits and related costs. Severance payments will include the pro rata amount of the fiscal year 2026 annual employee bonus.

The Company has accrued compensation expense through September 30, 2026 for a portion of the annual bonus amounts and expects to recognize $20 million to $25 million of incremental expense related to the aforementioned severance, benefits and related costs.

The Company expects to recognize substantially all of the incremental expense and pay a majority of the cash amounts related to this reduction in force in the fourth quarter of 2026, with the remainder to be recognized and paid in 2027. The estimated cash expenditures and incremental expenses are based on certain assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from such estimates.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2026, the Company announced that Ali Dasdan, Chief Technology Officer of Dropbox, will step down from the Company effective on November 18, 2026. In connection with his departure, Mr. Dasdan will be entitled to severance benefits under his previously disclosed change in control and severance agreement. In addition, pursuant to the separation agreement (the “Separation Agreement “) entered into between the Company and Mr. Dasdan, Mr. Dasdan will receive a pro rata bonus equal to $515,000 as well as a lump sum cash payment equal to approximately $1.3 million, as well as certain additional benefits consistent with those received by other departing employees.

The foregoing summary of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, which will be filed as an exhibit to a subsequent periodic report filed with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of United States federal securities laws, including, among other things, our expectations regarding future events, our business, market opportunities, our leadership team and expected transitions. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements regarding the expected costs of the reduction of our global workforce and the timing of such costs. These forward-looking statements are subject to risks, uncertainties, and assumptions, including, among other things, the risk that the costs and charges relating to the reduction of our global workforce may be greater than anticipated or be incurred on a different time frame. Further information on risks that cause actual results to vary from expectations is included in our filings with the SEC, including our Form 10-K for the year ended December 31, 2025 and other reports that we may file with the SEC from time to time. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law. Additionally, the financial measures presented herein are preliminary, subject to final review, and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2026

Dropbox, Inc.
/s/ William Y. Yoon
William Y. Yoon
Chief Legal Officer